Exhibit 99.1

Mammoth Energy Services, Inc. Announces
First Quarter 2021 Operational and Financial Results

OKLAHOMA CITY, OKLAHOMA, April 29, 2021 - Mammoth Energy Services, Inc. (“Mammoth” or the “Company”) (NASDAQ: TUSK) today reported financial and operational results for the first quarter ended March 31, 2021.

Financial Overview for the First Quarter 2021:

Total revenue was $66.8 million for the three months ended March 31, 2021, down 22% from $85.1 million for the three months ended December 31, 2020 and down 31% from $97.4 million for the three months ended March 31, 2020.

Net loss for the three months ended March 31, 2021 was $12.4 million, or $0.27 per fully diluted share, as compared to a net loss of $11.9 million, or $0.26 per fully diluted share, for the three months ended December 31, 2020 and a net loss of $84.0 million, or $1.85 per fully diluted share, for the three months ended March 31, 2020.

Adjusted EBITDA (as defined and reconciled below) was $6.4 million for the three months ended March 31, 2021, as compared to $7.5 million for the three months ended December 31, 2020 and $13.5 million for the three months ended March 31, 2020.

Arty Straehla, Chief Executive Officer of Mammoth commented, “The first quarter of 2021 came in as expected as restoration work on the Gulf Coast came to an end and our infrastructure work moderated slightly. Bidding opportunities for both traditional transmission and distribution work as well as renewable work has increased significantly over the past several months. We expect this increase in bidding opportunities to continue to increase in the coming years as the new administration advances its infrastructure bill to rebuild a broad array of the nation's infrastructure assets. The roughly $2 trillion plan includes several areas in which our teams have expertise, including modernization of the electric grid and a shift to renewables.”

Infrastructure Services

Mammoth's infrastructure services division contributed revenue (inclusive of inter-segment revenue) of $29.3 million, or approximately 44% of Mammoth's total revenue, for the three months ended March 31, 2021, a decrease of 48% from $55.9 million for the three months ended December 31, 2020 and an increase of 15% from $25.5 million for the three months ended March 31, 2020.

Well Completion Services

Mammoth's well completion services division contributed revenue (inclusive of inter-segment revenue) of $23.0 million on 445 stages for the three months ended March 31, 2021, an increase of 81% from $12.7 million on 291 stages for the three months ended December 31, 2020 and a decrease of 47% from $43.3 million on 1,482 stages for the three months ended March 31, 2020. On average, 0.9 of the Company's fleets were active for the three months ended March 31, 2021, compared to average utilization of 0.6 fleets during the three months ended December 31, 2020 and an average utilization of 2.7 fleets during the three months ended March 31, 2020.
Natural Sand Proppant Services

Mammoth's natural sand proppant services division contributed revenue (inclusive of inter-segment revenue) of $8.7 million for the three months ended March 31, 2021, a decrease of 26% from $11.8 million for the three months ended December 31, 2020 and a decrease of 15% from $10.2 million for the three months ended March 31, 2020. The Company sold approximately 171,000 tons of sand during the three months ended March 31, 2021, an increase of 71% from approximately 100,000 tons sold during the three months ended December 31, 2020 and a decrease of 28% from approximately 239,000 tons sold during the three months ended March 31, 2020. The Company's average sales price for the sand sold during the three months ended March 31, 2021 was $16.83 per ton, as compared to $15.59 per ton during the three months ended December 31, 2020 and $13.67 per ton during the three months ended March 31, 2020.

Drilling Services

Mammoth's drilling services division contributed revenue (inclusive of inter-segment revenue) of $0.9 million for the three months ended March 31, 2021, an increase of 50% from $0.6 million for the three months ended December 31, 2020 and a decrease of 81% from $4.7 million for the three months ended March 31, 2020.

As a result of market conditions, the Company has temporarily shut down its contract land drilling operations beginning in December 2019 and its rig hauling operations beginning in April 2020.

Other Services

Mammoth's other services, including aviation, coil tubing, pressure control, equipment rentals, crude oil hauling, full service transportation, remote accommodations, equipment manufacturing and infrastructure engineering and design services, contributed revenue (inclusive of inter-segment revenue) of $5.7 million for the three months ended March 31, 2021, an increase of 21% from $4.7 million for the three months ended December 31, 2020 and a decrease of 62% from $15.1 million for the three months ended March 31, 2020.

As a result of market conditions, the Company has temporarily shut down its cementing and acidizing operations as well as its flowback operations beginning in July 2019 and its coil tubing and full service transportation operations beginning in July 2020.

Selling, General and Administrative Expenses

Selling, general and administrative (“SG&A”) expenses were $20.8 million for the three months ended March 31, 2021, as compared to $30.5 million for the three months ended December 31, 2020 and $10.8 million for the three months ended March 31, 2020.
Following is a breakout of SG&A expense (in thousands):

	Three Months Ended
	March 31,		December 31,
	2021	2020	2020
Cash expenses:
Compensation and benefits	$4,694	$3,969	$3,738
Professional services	3,405	3,538	4,570
Other(a)	2,342	2,309	2,256
Total cash SG&A expense	10,441	9,816	10,564
Non-cash expenses:
Bad debt provision	10,125	55	19,652
Stock based compensation	282	900	292
Total non-cash SG&A expense	10,407	955	19,944
Total SG&A expense	$20,848	$10,771	$30,508
a.    Includes travel-related costs, information technology expenses, rent, utilities and other general and administrative-related costs.

SG&A expenses, as a percentage of total revenue, were 31% for the three months ended March 31, 2021, as compared to 36% for the three months ended December 31, 2020 and 11% for the three months ended March 31, 2020. The bad debt provision for the three months ended March 31, 2021 and December 31, 2020, includes $10.0 million and $19.4 million, respectively, related to the voluntary petitions for relief filed on November 13, 2020, by Gulfport Energy Corporation and its subsidiaries.

Liquidity
As of March 31, 2021, Mammoth had cash on hand of $14.4 million, outstanding borrowings under its revolving credit facility of $64.0 million and $48.7 million of available borrowing capacity under its revolving credit facility, after giving effect to $13.0 million of outstanding letters of credit. As of March 31, 2021, Mammoth had total liquidity of $63.1 million.

As of April 27, 2021, Mammoth had cash on hand of $14.8 million, outstanding borrowings under its revolving credit facility of $67.0 million and $45.7 million of available borrowing capacity under its revolving credit facility, after giving effect to $13.0 million of outstanding letters of credit.

Capital Expenditures

The following table summarizes Mammoth's capital expenditures by operating division for the periods indicated (in thousands):

	Three Months Ended
	March 31,		December 31,
	2021	2020	2020
Infrastructure services(a)	$189	$—	$37
Well completion services(b)	412	604	606
Natural sand proppant services(c)	408	521	4
Drilling services(d)	37	—	234
Other(e)	102	375	7
Total capital expenditures	$1,148	$1,500	$888
a.     Capital expenditures primarily for tooling and other equipment for the periods presented.
b.     Capital expenditures primarily for upgrades to our pressure pumping fleet to reduce greenhouse gas emissions and water transfer equipment for the periods presented.
c.    Capital expenditures primarily for maintenance for the periods presented.
d.    Capital expenditures primarily for upgrades to the Company's rig fleet for the periods presented.
e.    Capital expenditures primarily for equipment for the Company's rental businesses for the periods presented.

Explanatory Note Regarding Financial Information

The financial information contained in this release should be read in conjunction with the financial information contained in Mammoth’s Annual Reports filed on Form 10-K with the Securities and Exchange Commission (“SEC”), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC.

The Company's Chief Executive Officer and Chief Financial Officer comprise the Company's Chief Operating Decision Maker function (“CODM”). Segment information is prepared on the same basis that the CODM manages the segments, evaluates the segment financial statements and makes key operating and resource utilization decisions. Segment evaluation is determined on a quantitative basis based on a function of operating income (loss) less impairment expense as well as a qualitative basis, such as nature of the product and service offerings and types of customers.

As of March 31, 2021, the Company’s four reportable segments include infrastructure services (“Infrastructure”), well completion services (“Well Completion”), natural sand proppant services (“Sand”) and drilling services (“Drilling”). Prior to the fourth quarter of 2020, the Company included Barracuda Logistics LLC (“Barracuda”) in its Well Completion segment, Cobra Aviation Services LLC (“Cobra Aviation”), Air Rescue Systems Corporation (“ARS”) and Leopard Aviation LLC (“Leopard”) in its Infrastructure segment and Mako Acquisitions LLC (“Mako”) in its Drilling segment. Based on its assessment of FASB ASC 280, Segment Reporting, guidance at December 31, 2020, the Company changed its presentation in 2020 to move Barracuda to the Sand segment and Cobra Aviation, ARS, Leopard and Mako to the reconciling column titled “All Other”. Additionally, Mammoth changed the name of its pressure pumping segment to the well completion segment during the fourth quarter of 2020. The results for the three months ended March 31, 2020 have been retroactively adjusted to reflect these changes.

Conference Call Information

Mammoth will host a conference call on Thursday, April 29, 2021 at 4:00 p.m. CDT (5:00 p.m. EDT) to discuss its first quarter 2021 financial and operational results. The telephone number to access the conference call is 844-265-1561 in the U.S. and the international dial in is 216-562-0385. The conference ID for the call is 2449776. The conference call will also be webcast live on www.mammothenergy.com in the “Investors” section.

About Mammoth Energy Services, Inc.

Mammoth is an integrated, growth-oriented energy service company serving companies engaged in the construction and repair of the electric grid for private utilities, public investor-owned utilities and co-operative utilities through its energy infrastructure services and the exploration and development of North American onshore unconventional oil and natural gas reserves. Mammoth’s suite of services and products include: infrastructure services, well completion services, natural sand and proppant services, drilling services and other energy services.

For additional information about Mammoth, please visit its website at www.mammothenergy.com, where Mammoth routinely posts announcements, updates, events, investor information and presentations and recent news releases.

Investor Contact:
Don Crist
Director of Investor Relations
dcrist@mammothenergy.com
405-608-6048

Media Contact:
Peter Mirijanian
peter@pmpadc.com
(202) 464-8803

Forward-Looking Statements and Cautionary Statements

This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that Mammoth expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company's business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for the Company's existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on Mammoth, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, the Company's forward-looking statements are subject to significant risks and uncertainties, including those described in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings it makes with the SEC, including those relating to the Company's acquisitions and contracts, many of which are beyond the Company's control, which may cause actual results to differ materially from historical experience and present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the severity and duration of the COVID-19 pandemic, related global and national health concerns and economic repercussions and the resulting negative impact on demand for our services; the current significant surplus in the supply of oil and the ability of the OPEC+ countries to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently resulting from the impact of the foregoing factors, which is negatively impacting our business; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; the failure to receive or delays in receiving governmental authorizations, approvals and/or payments; the outcome of ongoing government investigations and other legal proceedings, including those relating to the contracts awarded to the Company's subsidiary Cobra Acquisitions LLC by the Puerto Rico Electric Power Authority and contracts for our pressure pumping services and natural sand proppant services; the Company's inability to replace the prior levels of work in its business segments, including its infrastructure and well completion services segments; risks relating to economic conditions; the loss of or interruption in operations of one or more of Mammoth's significant suppliers or customers; the outcome of Gulfport Energy Corporation's chapter 11 bankruptcy filing and the treatment of Mammoth's contracts and claims in such proceeding and subsequent related proceedings; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of capital resources and liquidity; weather; natural disasters; litigation; volatility in commodity markets; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	March 31,	December 31,
	2021	2020
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$14,366	$14,822
Short-term investment	1,753	1,750
Accounts receivable, net	369,434	393,112
Receivables from related parties, net	33,115	28,461
Inventories	11,356	12,020
Prepaid expenses	10,740	13,825
Other current assets	718	758
Other current assets - related parties	2,228	—
Total current assets	443,710	464,748

Property, plant and equipment, net	231,321	251,262
Sand reserves	65,876	65,876
Operating lease right-of-use assets	17,958	20,179
Intangible assets, net - customer relationships	365	408
Intangible assets, net - trade names	4,156	4,366
Goodwill	12,608	12,608
Other non-current assets	4,450	5,115
Total assets	$780,444	$824,562
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$36,690	$40,316
Payables to related parties	2	3
Accrued expenses and other current liabilities	36,823	44,408
Current operating lease liability	8,122	8,618
Current portion of long-term debt	1,412	1,165
Income taxes payable	36,558	34,088
Total current liabilities	119,607	128,598

Long-term debt, net of current portion	66,977	81,338
Deferred income tax liabilities	19,722	24,741
Long-term operating lease liability	9,626	11,377
Asset retirement obligation	3,617	4,746
Other liabilities	9,496	10,435
Total liabilities	229,045	261,235

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 46,272,617 and 45,769,283 issued and outstanding at March 31, 2021 and December 31, 2020	463	458
Additional paid in capital	537,378	537,039
Retained earnings	16,455	28,895
Accumulated other comprehensive loss	(2,897)	(3,065)
Total equity	551,399	563,327
Total liabilities and equity	$780,444	$824,562

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

	Three Months Ended
	March 31,		December 31,
	2021	2020	2020
	(in thousands, except per share amounts)
REVENUE
Services revenue	$42,691	$68,845	$65,079
Services revenue - related parties	14,986	18,013	7,862
Product revenue	6,982	8,650	10,234
Product revenue - related parties	2,145	1,875	1,875
Total revenue	66,804	97,383	85,050

COST AND EXPENSES
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $18,989, $23,554 and $19,780, respectively, for the three months ended March 31, 2021, March 31, 2020 and December 31, 2020)	42,062	70,697	51,260
Services cost of revenue - related parties (exclusive of depreciation, depletion, amortization and accretion of $0, $0 and $0, respectively, for the three months March 31, 2021, March 31, 2020 and December 31, 2020)	109	101	90
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $2,137, $2,309 and $2,387, respectively, for the three months ended March 31, 2021, March 31, 2020 and December 31, 2020)	5,909	11,108	4,083
Selling, general and administrative	20,655	10,556	30,364
Selling, general and administrative - related parties	193	215	144
Depreciation, depletion, amortization and accretion	21,146	25,882	22,187
Impairment of goodwill	—	54,973	—
Impairment of other long-lived assets	—	12,897	—
Total cost and expenses	90,074	186,429	108,128
Operating loss	(23,270)	(89,046)	(23,078)

OTHER INCOME (EXPENSE)
Interest expense, net	(1,225)	(1,638)	(1,191)
Other, net	9,947	7,409	9,559
Other, net - related parties	(515)	—	(341)
Total other income	8,207	5,771	8,027
Loss before income taxes	(15,063)	(83,275)	(15,051)
(Benefit) provision for income taxes	(2,623)	696	(3,190)
Net loss	$(12,440)	$(83,971)	$(11,861)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment, net of tax of ($42), $361 and ($170), respectively, for the three months ended March 31, 2021, March 31, 2020 and December 31, 2020	168	(1,414)	663
Comprehensive loss	$(12,272)	$(85,385)	$(11,198)

Net loss per share (basic)	$(0.27)	$(1.85)	$(0.26)
Net loss per share (diluted)	$(0.27)	$(1.85)	$(0.26)
Weighted average number of shares outstanding (basic)	45,932	45,314	45,769
Weighted average number of shares outstanding (diluted)	45,932	45,314	45,769

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2021	2020
	(in thousands)
Cash flows from operating activities:
Net loss	$(12,440)	$(83,971)
Adjustments to reconcile net loss to cash provided by operating activities:
Stock based compensation	344	1,049
Depreciation, depletion, accretion and amortization	21,146	25,882
Amortization of coil tubing strings	—	237
Amortization of debt origination costs	142	452
Bad debt expense	10,125	55
Gain on disposal of property and equipment	(615)	(673)
Impairment of goodwill	—	54,973
Impairment of other long-lived assets	—	12,897
Deferred income taxes	(5,061)	5,361
Other	558	432
Changes in assets and liabilities:
Accounts receivable, net	23,437	(8,569)
Receivables from related parties	(14,611)	(10,267)
Inventories	664	4,053
Prepaid expenses and other assets	3,105	3,929
Other current assets - related parties	(2,228)	—
Accounts payable	(4,283)	2,078
Payables to related parties	(2)	(444)
Accrued expenses and other liabilities	(8,516)	(1,220)
Income taxes payable	2,469	(4,713)
Net cash provided by operating activities	14,234	1,541

Cash flows from investing activities:
Purchases of property and equipment	(1,148)	(1,424)
Purchases of property and equipment from related parties	—	(76)
Proceeds from disposal of property and equipment	1,457	558
Net cash provided by (used in) investing activities	309	(942)

Cash flows from financing activities:
Borrowings on long-term debt	1,500	17,300
Repayments of long-term debt	(15,617)	(8,950)
Payments on sale leaseback transaction	(330)	—
Principal payments on financing leases and equipment financing notes	(577)	(452)
Debt issuance costs	—	(1,000)
Net cash (used in) provided by financing activities	(15,024)	6,898
Effect of foreign exchange rate on cash	25	(189)
Net change in cash and cash equivalents	(456)	7,308
Cash and cash equivalents at beginning of period	14,822	5,872
Cash and cash equivalents at end of period	$14,366	$13,180

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,093	$1,285
Cash (recovered) paid for income taxes	$(32)	$62
Supplemental disclosure of non-cash transactions:
Purchases of property and equipment included in accounts payable	$1,954	$4,347

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Three months ended March 31, 2021	Infrastructure	Well Completion	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$29,257	$22,901	$8,705	$919	$5,022	$—	$66,804
Intersegment revenues	—	54	—	14	640	(708)	—
Total revenue	29,257	22,955	8,705	933	5,662	(708)	66,804
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	26,458	9,003	5,862	1,604	5,153	—	48,080
Intersegment cost of revenues	45	394	—	—	269	(708)	—
Total cost of revenue	26,503	9,397	5,862	1,604	5,422	(708)	48,080
Selling, general and administrative	6,253	10,612	2,049	422	1,512	—	20,848
Depreciation, depletion, amortization and accretion	6,667	6,683	2,140	2,165	3,491	—	21,146
Operating loss	(10,166)	(3,737)	(1,346)	(3,258)	(4,763)	—	(23,270)
Interest expense, net	661	254	93	63	154	—	1,225
Other (income) expense, net	(9,310)	439	(794)	(9)	242	—	(9,432)
Loss before income taxes	$(1,517)	$(4,430)	$(645)	$(3,312)	$(5,159)	$—	$(15,063)

Three months ended March 31, 2020	Infrastructure	Well Completion	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$25,475	$42,686	$10,154	$4,723	$14,345	$—	$97,383
Intersegment revenues	—	634	95	4	775	(1,508)	—
Total revenue	25,475	43,320	10,249	4,727	15,120	(1,508)	97,383
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	26,681	25,568	11,297	5,625	12,735	—	81,906
Intersegment cost of revenues	8	627	—	130	743	(1,508)	—
Total cost of revenue	26,689	26,195	11,297	5,755	13,478	(1,508)	81,906
Selling, general and administrative	3,944	2,171	1,303	1,063	2,290	—	10,771
Depreciation, depletion, amortization and accretion	7,622	8,482	2,322	2,849	4,607	—	25,882
Impairment of goodwill	—	53,406	—	—	1,567	—	54,973
Impairment of other long-lived assets	—	4,203	—	326	8,368	—	12,897
Operating loss	(12,780)	(51,137)	(4,673)	(5,266)	(15,190)	—	(89,046)
Interest expense, net	752	275	79	257	275	—	1,638
Other (income) expense, net	(7,703)	(110)	(37)	27	414	—	(7,409)
Loss before income taxes	$(5,829)	$(51,302)	$(4,715)	$(5,550)	$(15,879)	$—	$(83,275)

Three months ended December 31, 2020	Infrastructure	Well Completion	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$55,934	$12,653	$11,843	$580	$4,040	$—	$85,050
Intersegment revenues	—	44	—	23	670	(737)	—
Total revenue	55,934	12,697	11,843	603	4,710	(737)	85,050
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	41,265	5,194	4,110	1,165	3,699	—	55,433
Intersegment cost of revenues	127	426	—	—	184	(737)	—
Total cost of revenue	41,392	5,620	4,110	1,165	3,883	(737)	55,433
Selling, general and administrative	7,057	17,691	4,070	373	1,317	—	30,508
Depreciation, depletion, amortization and accretion	6,957	7,066	2,390	2,224	3,550	—	22,187
Operating income (loss)	528	(17,680)	1,273	(3,159)	(4,040)	—	(23,078)
Interest expense, net	685	273	95	5	133	—	1,191
Other (income) expense, net	(8,355)	170	86	23	(1,142)	—	(9,218)
Income (loss) before income taxes	$8,198	$(18,123)	$1,092	$(3,187)	$(3,031)	$—	$(15,051)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company's financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net income (loss) before depreciation, depletion, amortization and accretion expense, impairment of goodwill, impairment of other long-lived assets, stock based compensation, interest expense, net, other (income) expense, net (which is comprised of the (gain) or loss on disposal of long-lived assets and interest on trade accounts receivable) and provision (benefit) for income taxes, further adjusted to add back interest on trade accounts receivable. The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth's operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Mammoth's computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income (loss) on a consolidated basis and for each of the Company's segments (in thousands):

Consolidated

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net loss:	2021	2020	2020
Net loss	$(12,440)	$(83,971)	$(11,861)
Depreciation, depletion, amortization and accretion expense	21,146	25,882	22,187
Impairment of goodwill	—	54,973	—
Impairment of other long-lived assets	—	12,897	—
Stock based compensation	344	1,049	354
Interest expense, net	1,225	1,638	1,191
Other income, net	(9,432)	(7,409)	(9,218)
(Benefit) provision for income taxes	(2,623)	696	(3,190)
Interest on trade accounts receivable	8,158	7,696	8,077
Adjusted EBITDA	$6,378	$13,451	$7,540

Infrastructure Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net (loss) income:	2021	2020	2020
Net (loss) income	$(3,945)	$(8,320)	$6,150
Depreciation and amortization expense	6,667	7,622	6,957
Stock based compensation	135	241	156
Interest expense	661	752	685
Other income, net	(9,310)	(7,703)	(8,355)
Provision for income taxes	2,428	2,491	2,048
Interest on trade accounts receivable	8,673	7,696	8,418
Adjusted EBITDA	$5,309	$2,779	$16,059

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Well Completion Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net loss:	2021	2020	2020
Net loss	$(4,430)	$(51,302)	$(18,123)
Depreciation and amortization expense	6,683	8,482	7,066
Impairment of goodwill	—	53,406	—
Impairment of other long-lived assets	—	4,203	—
Stock based compensation	83	329	70
Interest expense	254	275	273
Other expense (income), net	439	(110)	170
Interest on trade accounts receivable	(514)	—	(318)
Adjusted EBITDA	$2,515	$15,283	$(10,862)

Natural Sand Proppant Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net (loss) income:	2021	2020	2020
Net (loss) income	$(645)	$(4,715)	$1,092
Depreciation, depletion, amortization and accretion expense	2,140	2,322	2,390
Stock based compensation	64	232	70
Interest expense	93	79	95
Other (income) expense, net	(794)	(37)	86
Interest on trade accounts receivable	(1)	—	(23)
Adjusted EBITDA	$857	$(2,119)	$3,710

Drilling Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net loss:	2021	2020	2020
Net loss	$(3,312)	$(5,550)	$(3,187)
Depreciation expense	2,165	2,849	2,224
Impairment of other long-lived assets	—	326	—
Stock based compensation	38	94	36
Interest expense	63	257	5
Other (income) expense, net	(9)	27	23
Adjusted EBITDA	$(1,055)	$(1,997)	$(899)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Other Services(a)

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net (loss) income:	2021	2020	2020
Net (loss) income	$(108)	$(14,084)	$2,207
Depreciation, amortization and accretion expense	3,491	4,607	3,550
Impairment of goodwill	—	1,567	—
Impairment of other long-lived assets	—	8,368	—
Stock based compensation	24	153	22
Interest expense, net	154	275	133
Other expense (income), net	242	414	(1,142)
Benefit for income taxes	(5,051)	(1,795)	(5,238)
Adjusted EBITDA	$(1,248)	$(495)	$(468)
a.    Includes results for Mammoth's aviation, coil tubing, pressure control, flowback, cementing, acidizing, equipment rentals, crude oil hauling, full service transportation and remote accommodations, equipment manufacturing and infrastructure engineering and design services and corporate related activities. The Company's corporate related activities do not generate revenue.

Adjusted Net Loss and Adjusted Loss per Share

Adjusted net loss and adjusted basic and diluted loss per share are supplemental non-GAAP financial measures that are used by management to evaluate the Company's operating and financial performance. Management believes these measures provide meaningful information about the Company's performance by excluding certain non-cash charges, such as impairment of goodwill and impairment of other long-lived assets, that may not be indicative of the Company's ongoing operating results. Adjusted net loss and adjusted loss per share should not be considered in isolation or as a substitute for net loss and loss per share prepared in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. The following tables provide a reconciliation of adjusted net loss and adjusted loss per share to the GAAP financial measures of net loss and loss per share for the periods specified.

	Three Months Ended
	March 31,		December 31,
	2021	2020	2020
	(in thousands, except per share amounts)
Net loss, as reported	$(12,440)	$(83,971)	$(11,861)
Impairment of goodwill	—	54,973	—
Impairment of other long-lived assets	—	12,897	—
Adjusted net loss	$(12,440)	$(16,101)	$(11,861)

Basic loss per share, as reported	$(0.27)	$(1.85)	$(0.26)
Impairment of goodwill	—	1.21	—
Impairment of other long-lived assets	—	0.28	—
Adjusted basic loss per share	$(0.27)	$(0.36)	$(0.26)

Diluted loss per share, as reported	$(0.27)	$(1.85)	$(0.26)
Impairment of goodwill	—	1.21	—
Impairment of other long-lived assets	—	0.28	—
Adjusted diluted loss per share	$(0.27)	$(0.36)	$(0.26)